UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2006

DARK DYNAMITE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

1-10559
(Commission File Number)

65-1021346
(I.R.S. Employer Identification No.)

c/o Lei Ming, President
E Pang Gong Site, 44 Hong Guang Road, Xi’An, PRC 710068
(Address of Principal Executive Offices) (Zip Code)

(8629) 8436-8561
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Dark Dynamite, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

    On April 1, 2006, the Registrant executed an Agreement (the “Agreement”) between the Registrant and Diversified Holdings X, Inc. ("DHX"), a Nevada corporation, pursuant to which the Registrant agreed to sell its ownership of Black Chandelier, Inc. to DHX. A copy of the Agreement is attached as Exhibit 10 to this Current Report of the Registrant filed herewith.

Closing of the Agreement

    Pursuant to and at the closing of the Agreement, which occurred as of April 1, 2006, DHX tendered a cash purchase price of $100 as well as assumption of certain liabilities in exchange for all outstanding shares of Black Chandelier, Inc. held by the Registrant. As a result of the transactions consummated at the closing, the purchase and issuance will give DHX a 'controlling interest' in Black Chandelier, Inc., and Black Chandelier will be no longer a wholly-owned subsidiary of the Registrant.

Black Chandelier will retain the obligation for all liabilities to third parties and will hold all rights to receivables as of the date hereof, the parties expressly agree that all liabilities and receivables between the Registrant and Black Chandelier are extinguished by the parties through this agreement and Black Chandelier hereby releases the Registrant from any third party liabilities arising out of Black Chandelier’s operations. DHX will also assume any liabilities that may arise after closing.

    The Registrant has 45,089,068 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol “DKDY” as of April 14, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARK DYNAMITE, INC.

By /s/ Lei Ming
     Lei Ming
     President

Dated: April 14, 2006

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EXHIBIT INDEX

Exhibit No.               Description

    10                        Letter Agreement, dated April 1, 2006

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